As filed with the Securities and Exchange Commission on December 11, 2025

Registration No. 033-53403

Registration No. 333-56536

Registration No. 333-88162

Registration No. 333-109233

Registration No. 333-109235

Registration No. 333-109238

Registration No. 333-158824

Registration No. 333-158826

Registration No. 333-188222

Registration No. 333-189638

Registration No. 333-217769

Registration No. 333-239564

Registration No. 333-264719

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8 REGISTRATION STATEMENT NO. 033-53403

FORM S-8 REGISTRATION STATEMENT NO. 333-56536

FORM S-8 REGISTRATION STATEMENT NO. 333-88162

FORM S-8 REGISTRATION STATEMENT NO. 333-109233

FORM S-8 REGISTRATION STATEMENT NO. 333-109235

FORM S-8 REGISTRATION STATEMENT NO. 333-109238

FORM S-8 REGISTRATION STATEMENT NO. 333-158824

FORM S-8 REGISTRATION STATEMENT NO. 333-158826

FORM S-8 REGISTRATION STATEMENT NO. 333-188222

FORM S-8 REGISTRATION STATEMENT NO. 333-189638

FORM S-8 REGISTRATION STATEMENT NO. 333-217769

FORM S-8 REGISTRATION STATEMENT NO. 333-239564

FORM S-8 REGISTRATION STATEMENT NO. 333-264719

UNDER

THE SECURITIES ACT OF 1933

Kellanova

(Exact name of registrant as specified in its charter)

Delaware	38-0710690
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

412 N. Wells Street Chicago, Illinois (Address of Principal Executive Offices)	60654 (Zip Code)

1993 Kellogg Employee Stock Ownership Plan

Kellogg Company Non-Employee Director Stock Programs

Kellanova 2002 Employee Stock Purchase Plan (as amended and restated)

Kellanova Savings and Investment Plan

Kellogg Company Deferred Compensation Plan for Non-Employee Directors

Kellogg Company 2003 Long-Term Incentive Plan (as amended and restated)

Kellogg Company 2009 Long-Term Incentive Plan

Kellogg Company 2009 Non-Employee Director Stock Plan

Kellogg Company 2013 Long-Term Incentive Plan

Kellanova Pringles Savings and Investment Plan

Kellogg Company 2017 Long-Term Incentive Plan

Kellanova 2022 Long-Term Incentive Plan

(Full title of the plans)

Myriah Gambrell-Glenn

Secretary

1132 W. Blackhawk Street

Chicago, IL 60642

(Name and address of agent for service)

269-961-2000

(Telephone number, including area code, of agent for service)

With a copy to:

Peter Seka

General Counsel, Corporate Development, Mars, Incorporated

6885 Elm Street

McLean, VA 22101

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (the “Post-Effective Amendments”) relate to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) filed by Kellanova (the “Registrant”) with the Securities and Exchange Commission (the “SEC”).

•

Registration Statement on Form S-8 (Registration No.  033-53403) filed with the SEC on April 29, 1994, registering 6,000,000 shares of the Registrant’s common stock, par value $0.25 per share (“Common Stock”), issuable pursuant to the 1993 Kellogg Employee Stock Ownership Plan;

•

Registration Statement on Form S-8 (Registration No.  333-56536) filed with the SEC on March 5, 2001, registering 1,300,000 shares of Common Stock issuable pursuant to the Kellogg Company Non-Employee Director Stock Programs;

•

Registration Statement on Form S-8 (Registration No.  333-88162) filed with the SEC on May 13, 2002, registering 2,500,000 shares of Common Stock issuable pursuant to the Kellogg Company 2002 Employee Stock Purchase Plan (the “2002 ESPP”);

•

Registration Statement on Form S-8 (Registration No.  333-109235) filed with the SEC on September 29, 2003, registering 18,000,000 shares of Common Stock issuable pursuant to the Kellanova Savings and Investment Plan (formerly known as the Kellogg Company Savings and Investment Plan);

•

Registration Statement on Form S-8 (Registration No.  333-109238) filed with the SEC on September 29, 2003, registering 150,000 shares of Common Stock issuable pursuant to the Kellogg Company Deferred Compensation Plan for Non-Employee Directors;

•

Registration Statement on Form S-8 (Registration No.  333-109233) filed with the SEC on September 29, 2003, registering 25,000,000 shares of Common Stock issuable pursuant to the Kellogg Company 2003 Long-Term Incentive Plan, as amended and restated as of December 8, 2006;

•

Registration Statement on Form S-8 (Registration No.  333-158824) filed with the SEC on April 27, 2009, registering 27,000,000 shares of Common Stock issuable pursuant to the Kellogg Company 2009 Long-Term Incentive Plan;

•

Registration Statement on Form S-8 (Registration No.  333-158826) filed with the SEC on April 27, 2009, registering 500,000 shares of Common Stock issuable pursuant to the Kellogg Company 2009 Non-Employee Director Stock Plan;

•

Registration Statement on Form S-8 (Registration No.  333-188222) filed with the SEC on April 29, 2013, registering 25,900,000 shares of Common Stock issuable pursuant to the Kellogg Company 2013 Long-Term Incentive Plan;

•

Registration Statement on Form S-8 (Registration No.  333-189638) filed with the SEC on June 27, 2013, registering 500,000 shares of Common Stock issuable pursuant to the Kellanova Pringles Savings and Investment Plan (formerly known as the Kellogg Company Pringles Savings and Investment Plan);

•

Registration Statement on Form S-8 (Registration No.  333-217769) filed with the SEC on May 8, 2017, registering 24,522,154 shares of Common Stock issuable pursuant to the Kellogg Company 2017 Long-Term Incentive Plan;

•

Registration Statements on Form S-8 (Registration No.  333-239564) filed with the SEC on June 30, 2020 registering an additional 1,500,000 shares of Common Stock issuable pursuant to the 2002 ESPP (as amended and restated as of July 1, 2020, and now known as the Kellanova 2002 Employee Stock Purchase Plan); and

•

Registration Statement on Form S-8 (Registration No.  333-264719) filed with the SEC on May 5, 2022, registering 12,400,000 shares of Common Stock issuable pursuant to the Kellanova 2022 Long-Term Incentive Plan (formerly known as the Kellogg Company 2022 Long-Term Incentive Plan).

On December 11, 2025, pursuant to the terms of the Agreement and Plan of Merger, dated as of August 13, 2024 (the “Merger Agreement”), by and among the Registrant, Acquiror 10VB8, LLC, a Delaware limited liability company (“Acquiror”), Merger Sub 10VB8, LLC, a Delaware limited liability company and a wholly owned subsidiary of Acquiror (“Merger Sub”), and, solely for the limited purposes specified in the Merger Agreement, Mars, Incorporated, a Delaware corporation, Merger Sub merged with and into the Registrant, with the Registrant surviving such merger as a wholly owned subsidiary of Acquiror.

As a result of the transactions contemplated by the Merger Agreement, the Registrant has terminated all offers and sales of its securities registered pursuant to the Registration Statements. Accordingly, in accordance with the undertakings made by the Registrant in the Registration Statements, the Registrant is filing the Post-Effective Amendments to remove from registration any and all of its securities registered under the Registration Statements, including shares of Common Stock, that remain unsold or otherwise unissued as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities, and the Registrant hereby terminates the effectiveness of each of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused the applicable Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 11th day of December, 2025.

KELLANOVA

By:	/s/ Myriah Gambrell-Glenn
	Name:	Myriah Gambrell-Glenn
	Title:	Secretary

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) of each of the Kellanova Savings and Investment Plan and Kellanova Pringles Savings and Investment Plan have duly caused the applicable Post-Effective Amendments to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 11th day of December, 2025.

KELLANOVA SAVINGS AND INVESTMENT PLAN

By:	/s/ Joel VanderKooi
	Name:	Joel VanderKooi
	Title:	Vice President and Treasurer Kellanova

KELLANOVA PRINGLES SAVINGS AND INVESTMENT PLAN

By:	/s/ Joel VanderKooi
	Name:	Joel VanderKooi
	Title:	Vice President and Treasurer Kellanova

No other person is required to sign the Post-Effective Amendments in reliance on Rule 478 under the Securities Act of 1933, as amended.